================================================================================

                                                                      EXHIBIT 99

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 11-K


(Mark One):

    X        ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
---------    EXCHANGE ACT OF 1934

                   For the fiscal year ended December 31, 1997

                                       OR


             TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
---------    EXCHANGE ACT OF 1934

            For the transition period from __________ to ___________


                         Commission file number 1-13782


A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

     Westinghouse Air Brake Company Employee Stock Ownership Plan and Trust



B. Name of issuer of the securities held pursuant to the plan and the address of the principal executive office:

                         Westinghouse Air Brake Company
                              1001 Air Brake Avenue
                              Wilmerding, PA 15148











================================================================================

WESTINGHOUSE AIR BRAKE COMPANY
EMPLOYEE STOCK OWNERSHIP PLAN


FINANCIAL STATEMENTS AND SCHEDULES
AS OF DECEMBER 31, 1997 AND 1996
TOGETHER WITH REPORT OF
INDEPENDENT PUBLIC ACCOUNTANTS

                         WESTINGHOUSE AIR BRAKE COMPANY
                         ------------------------------

                          EMPLOYEE STOCK OWNERSHIP PLAN
                          -----------------------------


                       FINANCIAL STATEMENTS AND SCHEDULES
                       ----------------------------------

                           DECEMBER 31, 1997 AND 1996
                           --------------------------


                                TABLE OF CONTENTS
                                -----------------



                                                                     Page
                                                                     ----

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                               1

FINANCIAL STATEMENTS:

   Statements of Net Assets Available for
     Benefits - December 31, 1997 and 1996                             2-3

   Statements of Changes in Net Assets Available for
     Benefits for the Year Ended December 31, 1997 and 1996            4-5

NOTES TO FINANCIAL STATEMENTS                                          6-11

SCHEDULES SUPPORTING FINANCIAL STATEMENTS:

   Item 27a - Schedule of Assets Held for Investment
     Purposes - December 31, 1997                                    Schedule I

   Item 27d - Schedule of Reportable Transactions for the
     Year Ended December 31, 1997                                    Schedule II

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Westinghouse Air Brake Company
Employee Stock Ownership Plan:

We have audited the accompanying statements of net assets available for benefits of the Westinghouse Air Brake Company Employee Stock Ownership Plan (the Plan) as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP




Pittsburgh, Pennsylvania,
  June 5, 1998

                         WESTINGHOUSE AIR BRAKE COMPANY
                         ------------------------------

                          EMPLOYEE STOCK OWNERSHIP PLAN
                          -----------------------------


                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                 ----------------------------------------------

                                DECEMBER 31, 1997
                                -----------------

                                                            Allocated      Unallocated         Total
                                                           -----------     ------------     ------------
ASSETS:
   Short-term investments                                  $       803     $      4,037     $      4,840
   Investment in Westinghouse Air Brake Company common
     stock, at market value                                 14,524,506      224,257,982      238,782,488
   Interest receivable                                               9               18               27
                                                           -----------     ------------     ------------

                  Total assets                              14,525,318      224,262,037      238,787,355
                                                           -----------     ------------     ------------


LIABILITIES:
   Loan payable to employer                                         --      139,064,093      139,064,093
                                                           -----------     ------------     ------------

                  Total liabilities                                 --      139,064,093      139,064,093
                                                           -----------     ------------     ------------


NET ASSETS AVAILABLE FOR BENEFITS                          $14,525,318     $ 85,197,944     $ 99,723,262
                                                           ===========     ============     ============










         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY
                         ------------------------------

                          EMPLOYEE STOCK OWNERSHIP PLAN
                          -----------------------------


                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                 ----------------------------------------------

                                DECEMBER 31, 1996
                                -----------------

                                                            Allocated         Unallocated           Total
                                                           ------------      -------------      -------------
ASSETS:
   Cash equivalents                                        $      4,819      $          --      $       4,819
   Short-term investments                                            32              3,534              3,566
   Investment in Westinghouse Air Brake
     Company common stock, at market value                    4,949,833        112,845,419        117,795,252
   Interest receivable                                                1                 41                 42
                                                           ------------      -------------      -------------

                  Total assets                                4,954,685        112,848,994        117,803,679
                                                           ------------      -------------      -------------


LIABILITIES:
   Loan payable to employer                                          --        139,497,563        139,497,563
                                                           ------------      -------------      -------------

                  Total liabilities                                  --        139,497,563        139,497,563
                                                           ------------      -------------      -------------


NET ASSETS (DEFICIT) AVAILABLE FOR
   BENEFITS
                                                           $  4,954,685      $ (26,648,569)     $ (21,693,884)
                                                           ============      =============      =============










         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY
                         ------------------------------

                          EMPLOYEE STOCK OWNERSHIP PLAN
                          -----------------------------


            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
            ---------------------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      ------------------------------------

                                          Allocated       Unallocated          Total
                                         -----------     -------------      -------------
INVESTMENT INCOME:
   Employer contributions                $        --     $  11,931,123      $  11,931,123
   Dividends                                  13,467           359,640            373,107
   Net appreciation in fair value of
     investments                           5,021,725       116,197,263        121,218,988

   Allocation of 186,720 shares of
     Westinghouse Air Brake Company
     common stock, at market
                                           4,784,700                --          4,784,700
                                         -----------     -------------      -------------

                  Total additions          9,819,892       128,488,026        138,307,918
                                         -----------     -------------      -------------

DEDUCTIONS:
   Allocation of 186,720 shares of
     Westinghouse Air Brake Company
     common stock, at market                      --         4,784,700          4,784,700
   Benefit payments                          249,259                --            249,259
   Interest expense                               --        11,856,813         11,856,813
                                         -----------     -------------      -------------

                  Total deductions           249,259        16,641,513         16,890,772
                                         -----------     -------------      -------------
                  Net increase             9,570,633       111,846,513        121,417,146


NET ASSETS (DEFICIT) AVAILABLE FOR
  BENEFITS:
     Beginning of year                     4,954,685       (26,648,569)       (21,693,884)
                                         -----------     -------------      -------------

     End of year                         $14,525,318     $  85,197,944      $  99,723,262
                                         ===========     =============      =============










         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY
                         ------------------------------

                          EMPLOYEE STOCK OWNERSHIP PLAN
                          -----------------------------


            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
            ---------------------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      ------------------------------------


                                                     Allocated      Unallocated          Total
                                                     ----------     ------------      ------------
INVESTMENT INCOME:
   Employer contributions                            $       --     $ 12,223,491      $ 12,223,491
   Dividends                                              7,457          365,971           373,428
   Net appreciation in fair value of investments        357,323       18,307,845        18,665,168
   Allocation of 211,029 shares of Westinghouse
     Air Brake Company common stock, at market        2,664,241               --         2,664,241
                                                     ----------     ------------      ------------

                  Total additions                     3,029,021       30,897,307        33,926,328
                                                     ----------     ------------      ------------

DEDUCTIONS:
   Allocation of 211,029 shares of Westinghouse
     Air Brake Company common stock, at market               --        2,664,241         2,664,241
   Benefit payments                                      60,103               --            60,103
   Interest expense                                          --       12,349,546        12,349,546
                                                     ----------     ------------      ------------

                  Total deductions                       60,103       15,013,787        15,073,890
                                                     ----------     ------------      ------------
                  Net increase                        2,968,918       15,883,520        18,852,438

NET ASSETS (DEFICIT) AVAILABLE FOR
  BENEFITS:
     Beginning of year                                1,985,767      (42,532,089)      (40,546,322)
                                                     ----------     ------------      ------------


     End of year                                     $4,954,685     $(26,648,569)     $(21,693,884)
                                                     ==========     ============      ============










         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY
                         ------------------------------

                          EMPLOYEE STOCK OWNERSHIP PLAN
                          -----------------------------


                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                           DECEMBER 31, 1997 AND 1996
                           --------------------------



1. DESCRIPTION OF THE PLAN:
   ------------------------

The following description of the Westinghouse Air Brake Company Employee Stock Ownership Plan (the Plan) is provided for general information purposes only. Participants should refer to the Plan document for more complete information. The accompanying financial statements should be read in conjunction with the December 31, 1997 and 1996, Annual Report on Form 10-K for Westinghouse Air Brake Company.

General
-------

Westinghouse Air Brake Company (WABCO or the "Company") established the Plan effective January 1, 1995, as a leveraged employee stock ownership plan (ESOP). The Plan is designed to comply with Section 4975(e)(7) and the regulations thereunder of the Internal Revenue Code of 1986, as amended (the Code), and is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA). The ESOP owns approximately 28% and 25% of WABCO's common stock outstanding as of December 31, 1997 and 1996, respectively.

Overall responsibility for administering the Plan rests with the plan administrative committee (the Committee) which is appointed by the Board of Directors of the Company. The Plan's trustee, U.S. Trust Company of California, N.A., is responsible for the management and control of the Plan's assets and has discretionary responsibility for the investment and management of such assets. The investment valuations are certified as complete and accurate by the trustee.

The Plan purchased shares of Company common stock using the proceeds of a loan from WABCO (see Note 4) and holds the stock in a trust established under the Plan. The loan was originally to be repaid over a period of 50 years, subsequently reduced to 43 years, and is required to be funded by Company contributions to the trust fund. As the Plan makes each payment of principal, an appropriate percentage of stock will be allocated to eligible employees' accounts in accordance with applicable regulations under the Code.

The unallocated shares of stock collateralize the borrowing. Shares no longer serve as collateral once they are allocated under the ESOP. Accordingly, the financial statements of the Plan present separately the assets and liabilities and changes therein pertaining to the following:

     * The accounts of employees with vested rights in allocated stock (allocated).

     *    Stock not yet allocated to employees (unallocated).

Acquisition of The Vapor Group
------------------------------

On September 19, 1996, WABCO acquired from Mark IV Industries Inc. the Vapor Group (Vapor). As a result of the acquisition and inclusion of certain United States employees of Vapor, the ESOP allocation for 1996 totaled 211,029 shares. However, the allocation for 1997 and subsequent years will remain at 186,720 shares. There has been a corresponding reduction in the repayment term of the ESOP loan (see Note 4) due to this event.

Vesting
-------

Employees become fully vested upon completion of five years of continuous service, attainment of normal retirement or termination of service by reason of death. The unvested portion of a participant's account will be reallocated to the accounts of the remaining participants.

Eligibility
-----------

Employees of WABCO and its participating subsidiaries, who were eligible to participate in the Westinghouse Air Brake Company Savings Plan as of December 31, 1994, were automatically participants in the Plan on January 1, 1995. All other employees who may become eligible to participate in the Plan would do so on the later of January 1, 1995, or after performing one hour of salaried service.

Employer Contributions
----------------------

WABCO is obligated to make contributions to the Plan which, when aggregated with the Plan's dividends and interest earnings, equal the amount necessary to enable the Plan to make its regularly scheduled payments of principal and interest due on its term loan.

Participant Accounts
--------------------

The Plan is a defined contribution plan under which separate individual accounts are established for each participant. Each participant's account is credited as of the last day of each plan year with an allocation of shares of WABCO common stock released by the trustee from the suspense account and forfeitures of terminated participants' nonvested accounts. Only those participants who are eligible employees of the Company as of the last day of the plan year will receive an allocation. Shares are allocated to participant accounts based on a two-step process. First, the participant accounts are matched up to 3% of the value of the participant's contributions to the Westinghouse Air Brake Company Savings Plan. Second, the remaining shares released are allocated proportionately to each participant's salary.

Benefits
--------

Unless otherwise requested by a participant, distributions must begin no later than the earlier of:

        a. 60 days after the end of the plan year in which employment ends due to:

             (1) the participant retiring after having reached age 55;

             (2) the date service was terminated by reason of disability or death; or

        b. Within or beginning within sixty (60) days after the last day of the plan year which is the fifth plan year following the plan year in which the participant's termination of service occurs for any other reason than described above.

Regardless of whether a participant wishes to delay distributions, they will commence no later than April 1 of the calendar year following the calendar year in which the participant attains age 70-1/2.

If distribution has commenced and the participant dies before his entire account has been distributed to him, the remaining portion of his account will be distributed to his beneficiary under the method used prior to the participant's death.

Participant benefits will generally be paid in cash. In connection with such distribution, the participant's accounts are to be converted based upon the fair market value of the WABCO stock with the resulting cash balance paid to the participant.

Plan Termination
----------------

WABCO reserves the right to terminate the Plan at any time, subject to Plan provisions and the applicable provisions of ERISA. If the Plan were to terminate, participants will become 100% vested in their accounts each participant's interest in the trust would be distributed to such participant or his beneficiary at the time prescribed by the Plan and the Code. Upon termination of the Plan, the Committee will direct the trustee to pay all liabilities and expenses of the trust fund and to sell shares of encumbered stock held in the loan suspense account, if any, to the extent such sale is necessary in order to repay any outstanding loans.

2. SIGNIFICANT ACCOUNTING POLICIES:
   --------------------------------

Basis of Accounting
-------------------

The accompanying financial statements have been prepared on the accrual basis of accounting.

Use of Estimates in the Preparation of Financial Statements
-----------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported increases and decreases in net assets available for Plan benefits during the reporting period. Actual results could differ from those estimates.

Investments
-----------

As of December 31, 1997 and 1996, investments in WABCO common stock are stated at market value.

Operating Expenses
------------------

WABCO pays all expenses of maintaining the Plan.
------------------------------------------------

Net Appreciation (Depreciation) in Fair Value of Investments
------------------------------------------------------------

Net realized and unrealized appreciation (depreciation) is recorded in the accompanying financial statements as net appreciation (depreciation) in fair value of investments.

3. INVESTMENTS:
   ------------

The Plan is invested in shares of WABCO common stock. These shares are held in a bank-administered trust fund.

Disclosure of 5% Investments
----------------------------

The fair market value of individual assets that represent 5% or more of the Plan's net assets as of December 31, are as follows:

                                                       1997            1996
                                                  ------------    ------------
Westinghouse Air Brake Company
  common stock                                    $238,782,488    $117,795,252
                                                  ============    ============

The fair value and change in fair value as of and during 1997 and 1996 are as follows:

                                                                                     Net Appreciation
                                                                                       in Fair Value
                                                                                    Of Investments for
                                               Number            Fair Value at        the Year Ended
                                             of Shares         December 31, 1997     December 31, 1997
                                             ---------         -----------------     -----------------
Fair value of WABCO common stock-
    Allocated to
      Participant accounts                      566,810          $ 14,524,506          $  5,021,725
    Held in trust
      (unallocated)                           8,751,531           224,257,982           116,197,263
                                           ------------          ------------          ------------

                                              9,318,341          $238,782,488          $121,218,988
                                           ============          ============          ============

                                                                                     Net Appreciation
                                                                                       in Fair Value
                                                                                    Of Investments for
                                               Number            Fair Value at        the Year Ended
                                             of Shares         December 31, 1996     December 31, 1996
                                             ---------         -----------------     -----------------
Fair value of WABCO common stock-
    Allocated to
      Participant accounts                      392,066          $  4,949,833          $    357,323
    Held in trust
      (unallocated)                           8,938,251           112,845,419            18,307,845
                                           ------------          ------------          ------------

                                              9,330,317          $117,795,252          $ 18,665,168
                                           ============          ============          ============

4. LOAN PAYABLE:
   -------------

In 1995, the Plan entered into a $140,040,000 term loan agreement with WABCO. The proceeds of the loan were used to purchase 9,336,000 shares of WABCO common stock at $15 per share. Unallocated shares are collateral for the loan. The original agreement provides for the loan to be repaid over 50 years. With the inclusion of the Vapor employees (see Note 1) into the ESOP during 1996, the term of the loan has been reduced to 43 years. The loan bears interest at 8.5%.

The scheduled amortization of the loan for the next five years and thereafter is as follows:

       1998                                           $    470,316
       1999                                                510,292
       2000                                                553,667
       2001                                                600,729
       2002                                                651,791
       Thereafter                                      136,277,298
                                                      ------------

                                                      $139,064,093
                                                      ============

5. TAX STATUS:
   -----------

The Internal Revenue Service issued a favorable determination letter dated June 5, 1996, stating that the Plan was in accordance with applicable plan design requirements as of that date.

6. RECONCILIATION TO FORM 5500:
   ----------------------------

As of December 31, 1997, the Plan had $1,203,759 of pending distributions to participants who elected to withdraw from the operation and earnings of the Plan. These amounts are recorded as a liability in the Plan's Form 5500; however, these amounts are not recorded as a liability in the accompanying statements of net assets available for benefits in accordance with generally accepted accounting principles.

The following table reconciles net assets available for benefits per the financial statements to the Form 5500 as filed by the Company for the year ended December 31, 1997:

                                  Benefits        Net Assets (Deficit)
                                 Payable to      Available for Benefits
                                Participants       December 31, 1997
                               --------------        ---------------

Per financial statements       $           --        $    99,723,262
Accrued benefit payments            1,203,759             (1,203,759)
                               --------------        ---------------

Per Form 5500                  $    1,203,759        $    98,519,503
                               ==============        ===============

                                                                      SCHEDULE I


                         WESTINGHOUSE AIR BRAKE COMPANY
                         ------------------------------

                          EMPLOYEE STOCK OWNERSHIP PLAN
                          -----------------------------


           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
           ----------------------------------------------------------

                                DECEMBER 31, 1997
                                -----------------

                                           Description of Investment,
   Identity of Issuer,                   Including Maturity Date, Rate
     Borrower, Lessor                     of Interest, Collateral, Par                                   Current
     or Similar Party                          or Maturity Value                          Cost            Value
----------------------------     ----------------------------------------------     -------------     ------------

                                 SHORT-TERM INVESTMENTS
                                 ----------------------

*U.S. Trust Company              U.S. Trust Company of California
  of California,                   Trust Department Market Rate
  N.A.                             Account                                          $      4,840      $      4,840

                                 COMMON STOCK
                                 ------------

*Westinghouse                    9,318,341 shares of common
  Air Brake                        stock                                             139,775,265       238,782,488
  Company                                                                          -------------     -------------

                                 TOTAL ASSETS HELD FOR
                                   INVESTMENT PURPOSES                              $139,780,105      $238,787,328
                                                                                    =============     =============



*Indicates a Party-in-Interest.







         The accompanying notes are an integral part of this schedule.

                                                                     SCHEDULE II


                         WESTINGHOUSE AIR BRAKE COMPANY
                         ------------------------------

                          EMPLOYEE STOCK OWNERSHIP PLAN
                          -----------------------------


                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                 ----------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      ------------------------------------

                                                                                                      Current Value
Identity of Party                                         Purchase      Selling       Cost of          of Asset on        Net Gain
    Involved               Description of Assets            Price        Price         Asset        Transaction Date       (Loss)
-----------------          ---------------------          --------      -------       -------       ----------------      --------

                                                                        NONE









         The accompanying notes are an integral part of this schedule.

                                    SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the ESOP Committee of Westinghouse Air Brake Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         Westinghouse Air Brake Company
                                         Employee Stock Ownership Plan and Trust


                                         By /s/ ROBERT J. BROOKS
                                            ----------------------------
                                                Robert J. Brooks
                                            Member of the ESOP Committee






June 29, 1998